Exhibit 99.1

Allegro MicroSystems Reports First Quarter 2026 Results

Sales Increased 22% Year-Over-Year to $203 Million

Manchester, NH, July 31, 2025 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq: ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its first quarter ended June 27, 2025.

“We delivered strong first quarter results, with sales of over $203 million, up 22% year-over-year, and led by growth in both e-Mobility and Industrial and Other, increasing 31% and 50% year-over-year, respectively. Non-GAAP EPS was $0.09, increasing nearly 3x year-over-year, demonstrating the significant operating leverage in our business model,” said Mike Doogue, President and CEO of Allegro. “In addition to this strong financial performance, we are encouraged by the positive momentum we are seeing across the business, including continued strong bookings, increasing backlog, a return to growth in automotive and industrial end markets, and strong design win activity in our strategic focus areas.”

“We also continue to focus on cash flow, improving our gross margin and return on invested capital," said Derek D’Antilio, Executive Vice President and CFO of Allegro. "During the first quarter, our free cash flow was $51 million, or 25% of sales. In the first quarter, we made voluntary debt repayments of $35 million in addition to $105 million in voluntary debt repayments in the prior fiscal year.”

In thousands, except per share data	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales*
Automotive	$144,264	$139,494	$127,394
Industrial and other	59,141	53,330	39,525
Total net sales	$203,405	$192,824	$166,919
GAAP Financial Measures
Gross margin %	44.9%	41.4%	44.8%
Operating margin %	(1.3)%	(6.8)%	(6.4)%
Diluted EPS	$(0.07)	$(0.08)	$(0.09)
Non-GAAP Financial Measures
Gross margin %	48.2%	45.6%	48.8%
Operating margin %	11.1%	9.0%	6.0%
Diluted EPS	$0.09	$0.06	$0.03

*During the preparation of the fourth quarter fiscal year 2025 interim condensed consolidated financial statements, the Company identified an immaterial misclassification of net sales by application in the table above, whereby customer returns and sales allowances were incorrectly classified by application between Automotive and Industrial and Other in the prior periods presented above. There was no impact to previously reported total net sales or net income in any of the periods noted above. Net sales by application in the prior periods presented in the table above have been corrected and are presented on the same basis as the first quarter of fiscal year 2026.

Business Outlook

For the second quarter of fiscal year 2026 ending September 26, 2025, the Company expects total net sales to be in the range of
$205 million to $215 million. At the midpoint of this range, it implies a net sales growth of 12% year-over-year.

The Company also estimates the following results on a non-GAAP basis:

•
Gross Margin is expected to be between 48% and 50%,
•
Operating expenses are expected to be approximately $73 million,
•
Interest expense of approximately $5 million inclusive of an expected additional voluntary debt repayment of $25 million today, and
•
Diluted Earnings per Share is expected to be between $0.10 and $0.14, up 50% year-over-year at the midpoint.

Allegro has not provided a reconciliation of its second fiscal quarter outlook for non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Interest Expense, and non-GAAP Diluted Earnings per Share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking U.S. generally accepted accounting principles (“GAAP”) measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Thursday, July 31, 2025 at 8:30 a.m., Eastern Time. Michael C. Doogue, President and Chief Executive Officer, and Derek P. D’Antilio, Executive Vice President and Chief Financial Officer, will discuss Allegro’s business and financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.

About Allegro MicroSystems

Allegro MicroSystems, Inc. is leveraging more than three decades of expertise in magnetic sensing and power ICs, to propel automotive, clean energy and industrial automation forward with solutions that enhance efficiency, performance and sustainability. Allegro’s commitment to quality drives transformation across industries, reinforcing our status as a pioneer in “automotive grade” technology and a partner in our customers' success. For additional information, please visit https://www.allegromicro.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release including statements regarding our future results of operations and financial position, business strategy, prospective products and the plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors affecting our business are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “would,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s current expectations, beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended March 28, 2025, as any such factors may be updated from time to time in our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, but are not limited to: downturns or volatility in general economic conditions; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party semiconductor wafer fabrication facilities and suppliers of other materials; any failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; shifts in our product mix, customer mix or channel mix, which could negatively impact our gross margin; the cyclical nature of the semiconductor industry, including the analog segment in which we compete; any downturn or disruption in the automotive market or industry; our ability to successfully integrate the acquisition of other companies or technologies and products into our business; our ability to compensate for decreases in average selling prices of our products and increases in input costs; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to accurately predict our quarterly net sales and operating results and meet the expectations of investors; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; events beyond our control impacting us, our key suppliers or our manufacturing partners; our ability to develop new product features or new products in a timely and cost-effective manner; our dependence on growth in the end markets that use our products and the impact that slowdowns in such growth could have on our financial results; the loss of one or more significant customers; our ability to identify, enter and expand in new markets, and to generate returns on such investments; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of export restrictions and tariffs; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks, liabilities, costs and obligations related to governmental regulations and other legal obligations, including export/trade control, privacy, data protection, information security, cybersecurity, consumer protection, environmental and occupational health and safety, antitrust, anti-corruption and anti-bribery, product safety, environmental protection, employment matters and tax; the risk of unsolicited acquisition proposals; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to retain key and highly skilled personnel; the impact of restructuring activities on our business and operating results; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or confidential information or those of our third-party service providers; any failure to maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; the negative impacts of sustained inflation on our business; the risks presented by climate change; the risks related to ESG matters; and other events beyond our control. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this press release and the documents that we reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements speak only as of the date of this press release, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release includes certain non-GAAP financial measures as defined by the SEC rules. These non-GAAP financial measures are provided in addition to, and not as a substitute for or superior to measures of, financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the presented non-GAAP financial measures as tools for comparison.

This press release may not be reproduced, forwarded to any person or published, in whole or in part.

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three-Month Period Ended
	June 27, 2025	June 28, 2024
Net sales	$203,405	$166,919
Cost of goods sold	112,103	92,148
Gross profit	91,302	74,771
Operating expenses:
Research and development	46,500	45,204
Selling, general and administrative	47,542	40,197
Total operating expenses	94,042	85,401
Operating loss	(2,740)	(10,630)
Interest and other expense	(7,253)	(5,943)
Loss before income taxes	(9,993)	(16,573)
Income tax provision	3,169	1,040
Net loss	(13,162)	(17,613)
Net income attributable to non-controlling interests	65	62
Net loss attributable to Allegro MicroSystems, Inc.	$(13,227)	$(17,675)
Net loss per common share attributable to Allegro MicroSystems, Inc.:
Basic	$(0.07)	$(0.09)
Diluted	$(0.07)	$(0.09)
Weighted average shares outstanding:
Basic	184,587,027	193,465,708
Diluted	184,587,027	193,465,708

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited condensed consolidated statements of operations:

	Three-Month Period Ended		Change
	June 27, 2025	June 28, 2024	Amount	%
	(Dollars in thousands)
Automotive	$144,264	$127,394	$16,870	13%
Industrial and other	59,141	39,525	19,616	50%
Total net sales	$203,405	$166,919	$36,486	22%

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 27,	March 28,
	2025 (Unaudited)	2025
Assets
Current assets:
Cash and cash equivalents	$129,106	$121,334
Restricted cash	10,273	9,773
Trade accounts receivable, net	89,379	84,598
Inventories	173,796	183,914
Prepaid income taxes	968	36,662
Prepaid expenses and other current assets	27,054	30,247
Assets held for sale	16,508	16,508
Total current assets	447,084	483,036
Property, plant and equipment, net	305,195	302,919
Deferred income tax assets	73,839	68,528
Goodwill	203,328	202,475
Intangible assets, net	256,414	262,115
Equity investment in related party	30,874	31,695
Other assets	72,474	70,193
Total assets	$1,389,208	$1,420,961
Liabilities, Non-Controlling Interest and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$45,609	$38,733
Amounts due to related party	2,902	6,535
Accrued expenses and other current liabilities	70,639	65,570
Current portion of long-term debt	1,535	1,423
Total current liabilities	120,685	112,261
Long-term debt	310,790	344,703
Other long-term liabilities	33,476	32,897
Total liabilities	464,951	489,861
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,849	1,843
Additional paid-in capital	1,013,795	1,012,055
Accumulated deficit	(66,818)	(53,591)
Accumulated other comprehensive loss	(26,173)	(30,752)
Equity attributable to Allegro MicroSystems, Inc.	922,653	929,555
Non-controlling interest	1,604	1,545
Total stockholders’ equity	924,257	931,100
Total liabilities, non-controlling interest and stockholders’ equity	$1,389,208	$1,420,961

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three-Month Period Ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net loss	$(13,162)	$(17,613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,216	16,458
Amortization of deferred financing costs	933	781
Deferred income taxes	(5,061)	(4,999)
Stock-based compensation	10,762	10,118
Provisions for inventory and expected credit losses	3,450	2,377
Other non-cash reconciling items	(58)	14
Changes in operating assets and liabilities:
Trade accounts receivable	(5,332)	55,134
Inventories	7,233	(15,986)
Prepaid expenses and other assets	35,965	(1,715)
Trade accounts payable	6,281	200
Due to and from related parties	(3,633)	3,437
Accrued expenses and other current and long-term liabilities	8,024	(14,010)
Net cash provided by operating activities	61,618	34,196
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,600)	(10,977)
Net cash used in investing activities	(10,600)	(10,977)
Cash flows from financing activities:
Repayment of term loan	(35,000)	(50,000)
Finance lease payments	(202)	(145)
Receipts on related party notes receivable	—	938
Payments for taxes related to net share settlement of equity awards	(8,988)	(11,171)
Net cash used in by financing activities	(44,190)	(60,378)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,444	(825)
Net increase (decrease) in cash and cash equivalents and restricted cash	8,272	(37,984)
Cash and cash equivalents and restricted cash at beginning of period	131,107	222,161
Cash and cash equivalents and restricted cash at end of period:	$139,379	$184,177

Non-GAAP Financial Measures

In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP Profit before Tax, non-GAAP Income Tax Provision, non-GAAP Effective Tax Rate, non-GAAP Net Income Attributable to Allegro MicroSystems, Inc, non-GAAP Basic and Diluted Earnings per Share, non-GAAP Free Cash Flow, and non-GAAP Free Cash Flow as a percentage of net sales (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Income Tax Provision, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Income Tax Provision across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures, such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges, such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. These Non-GAAP Financial Measures exclude costs related to acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related-party activities and other non-operational costs.

Non-GAAP Income Tax Provision

In calculating non-GAAP Income Tax Provision, we have added back the following to GAAP Income Tax Provision:

•
Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described below and elimination of discrete tax adjustments.

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Gross Profit	$91,302	$79,879	$74,771
GAAP Gross Margin (% of net sales)	44.9%	41.4%	44.8%

Non-GAAP adjustments
Transaction-related costs	—	—	(1)
Purchased intangible amortization	5,089	4,957	4,875
Restructuring costs	705	2,350	1,200
Stock-based compensation	888	697	561
Total Non-GAAP Adjustments	$6,682	$8,004	$6,635

Non-GAAP Gross Profit	$97,984	$87,883	$81,406
Non-GAAP Gross Margin (% of net sales)	48.2%	45.6%	48.8%

Reconciliation of Non-GAAP Operating Expenses

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Operating Expenses	$94,042	$93,077	$85,401

Research and Development Expenses
GAAP Research and Development Expenses	46,500	47,618	45,204
Non-GAAP adjustments
Transaction-related costs	—	3	1,029
Purchased intangible amortization	3	—	—
Restructuring costs	1,131	4,429	169
Stock-based compensation	2,911	3,406	3,735
Other costs(1)	35	—	—
Non-GAAP Research and Development Expenses	42,420	39,780	40,271

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	47,542	45,459	40,197
Non-GAAP adjustments
Transaction-related costs	130	116	814
Purchased intangible amortization	535	535	535
Restructuring costs	1,184	1,656	1,045
Stock-based compensation	6,963	5,513	5,822
Other costs(1)	5,838	6,921	811
Non-GAAP Selling, General and Administrative Expenses	32,892	30,718	31,170

Total Non-GAAP Adjustments	18,730	22,579	13,960

Non-GAAP Operating Expenses	$75,312	$70,498	$71,441

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Margin

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Operating Loss	$(2,740)	$(13,198)	$(10,630)
GAAP Operating Margin (% of net sales)	(1.3)%	(6.8)%	(6.4)%

Transaction-related costs	130	119	1,842
Purchased intangible amortization	5,627	5,492	5,410
Restructuring costs	3,020	8,435	2,414
Stock-based compensation	10,762	9,616	10,118
Other costs(1)	5,873	6,921	811
Total Non-GAAP Adjustments	$25,412	$30,583	$20,595

Non-GAAP Operating Income	$22,672	$17,385	$9,965
Non-GAAP Operating Margin (% of net sales)	11.1%	9.0%	6.0%

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Net Loss	$(13,162)	$(14,738)	$(17,613)
GAAP Net Loss Margin (% of net sales)	(6.5)%	(7.6)%	(10.6)%

Interest expense	6,359	6,874	5,377
Interest income	(234)	(222)	(494)
Income tax provision (benefit)	3,169	(3,700)	1,040
Depreciation & amortization	16,216	15,924	16,458
EBITDA	$12,348	$4,138	$4,768

Transaction-related costs	130	119	1,842
Restructuring costs	2,824	8,277	2,414
Stock-based compensation	10,762	9,616	10,118
Other costs(1)	7,304	6,301	2,807
Adjusted EBITDA	$33,368	$28,451	$21,949
Adjusted EBITDA Margin (% of net sales)	16.4%	14.8%	13.1%

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Profit before Tax

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Loss before Income Taxes	$(9,993)	$(18,438)	$(16,573)

Transaction-related costs	130	119	1,842
Transaction-related interest	860	272	709
Purchased intangible amortization	5,627	5,492	5,410
Restructuring costs	3,020	8,482	2,414
Stock-based compensation	10,762	9,616	10,118
Other costs(1)	7,304	6,689	2,807
Total Non-GAAP Adjustments	$27,703	$30,670	$23,300

Non-GAAP Profit before Tax	$17,710	$12,232	$6,727

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Income Tax Provision and Non-GAAP Effective Tax Rate

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Income Tax Provision (Benefit)	$3,169	$(3,700)	$1,040
GAAP effective tax rate	(31.7)%	20.1%	(6.3)%

Tax effect of adjustments to GAAP results	(1,483)	4,126	(395)

Non-GAAP Income Tax Provision	$1,686	$426	$645
Non-GAAP effective tax rate	9.5%	3.5%	9.6%

Reconciliation of Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc. and Non-GAAP Earnings per Share

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Net Loss Attributable to Allegro MicroSystems, Inc.(1)	$(13,227)	$(14,800)	$(17,675)
GAAP Basic weighted average common shares	184,587,027	184,169,928	193,465,708
GAAP Diluted weighted average common shares	184,587,027	184,169,928	193,465,708
GAAP Basic Loss per Share	$(0.07)	$(0.08)	$(0.09)
GAAP Diluted Loss per Share	$(0.07)	$(0.08)	$(0.09)

Transaction-related costs	130	119	1,842
Transaction-related interest	860	272	709
Purchased intangible amortization	5,627	5,492	5,410
Restructuring costs	3,020	8,482	2,414
Stock-based compensation	10,762	9,616	10,118
Other costs(2)	7,304	6,689	2,807
Total Non-GAAP Adjustments	27,703	30,670	23,300
Tax effect of adjustments to GAAP results(3)	1,483	(4,126)	395
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc.	$15,959	$11,744	$6,020
Basic weighted average common shares	184,587,027	184,169,928	193,465,708
Diluted weighted average common shares	185,416,258	185,247,919	194,705,716
Non-GAAP Basic Earnings per Share	$0.09	$0.06	$0.03
Non-GAAP Diluted Earnings per Share	$0.09	$0.06	$0.03

(1) GAAP Net Loss Attributable to Allegro MicroSystems, Inc. represents GAAP Net Loss adjusted for Net Income Attributable to non-controlling interests.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consists of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions, income (loss) in earnings of equity investments, and unrealized losses (gains) on investments.

(3) To calculate the tax effect of adjustments to GAAP results, the Company considers each Non-GAAP adjustment by tax jurisdiction and reverses all discrete items to calculate an annual non-GAAP effective tax rate (“NG ETR”). This NG ETR is then applied to Non-GAAP Profit Before Tax to arrive at the tax effect of adjustments to GAAP results.

Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow as Percentage of Net Sales

	Three-Month Period Ended
	June 27, 2025	March 28, 2025	June 28, 2024
	(Dollars in thousands)
GAAP Operating Cash Flow	$61,618	$20,353	$34,196
GAAP Operating Cash Flow (% of net sales)	30.3%	10.6%	20.5%
Non-GAAP adjustments
Purchases of property, plant and equipment	(10,600)	(5,391)	(10,977)

Non-GAAP Free Cash Flow	$51,018	$14,962	$23,219
Non-GAAP Free Cash Flow (% of net sales)	25.1%	7.8%	13.9%

Investor Contact:

Jalene Hoover

VP of Investor Relations & Corporate Communications

+1 (512) 751-6526

jhoover@allegromicro.com